FOR IMMEDIATE RELEASE

Contact: Paul Caminiti / Jonathan Doorley

Sard Verbinnen & Co

212-687-8080

VECTOR GROUP LTD. ANNOUNCES TENDER OFFER FOR ALL OUTSTANDING 11% SENIOR SECURED NOTES DUE 2015 _______________________________

Miami, FL, January 29, 2013 – Vector Group Ltd. (NYSE: VGR) (“Vector”) announced today that it is commencing a cash tender offer (the “Tender Offer”) with respect to any and all of its outstanding 11% Senior Secured Notes due 2015 (the “Notes”). In conjunction with the Tender Offer, the Company is soliciting consents (“Consents”) from holders of the Notes to certain proposed amendments (the “Proposed Amendments”) to the indenture (the “Indenture”) governing the Notes (the “Consent Solicitation”). The Proposed Amendments would amend the Indenture to eliminate substantially all of the restrictive covenants and certain events of default and other related provisions contained in the Indenture. Delivery of consents to the Proposed Amendments by holders of at least a majority of the aggregate principal amount of the outstanding Notes (excluding any Notes owned by Vector, any subsidiary guarantor of the Notes (a “Guarantor”) or any of their respective affiliates) is required for the adoption of the Proposed Amendments.

The Notes and other information relating to the Tender Offer and the Consent Solicitation are set forth in the table below.

Notes	CUSIP Numbers	ISIN Numbers	Principal Amount Outstanding	Tender Offer Consideration(1)	Consent Payment(1)	Total Consideration(1)
11% Senior Secured Notes due 2015	92240MAP3 92240MAV0	US92240MAP32 US92240MAV00	$415,000,000	$1,012.92	$30	$1,042.92

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(1)	Per $1,000 principal amount of Notes and excluding accrued and unpaid interest, which will be paid in addition to the Total Consideration or the Tender Offer Consideration, as applicable. Participating holders will receive accrued and unpaid interest, if any, on their accepted Notes up to but not including the applicable settlement Date.

Each holder who validly tenders and does not withdraw its Notes and validly delivers and does not revoke its corresponding Consents prior to 11:59 p.m., New York City time, on February 11, 2013 (as may be extended or earlier terminated, the “Consent Expiration Time”) will receive, if such Notes are accepted for purchase pursuant to the Tender Offer and the Consent Solicitation, the total consideration of $1,042.92 per $1,000 principal amount of Notes tendered, which includes the tender offer consideration of $1,012.92 and a consent payment of $30.00. Holders who validly tender and do not withdraw their Notes and validly deliver and do not revoke their corresponding Consents after the Consent Expiration Time but prior to the Expiration Time will receive only the tender offer consideration of $1,012.92 per $1,000 principal amount of Notes tendered and will not be entitled to receive a consent payment if such Notes are accepted for purchase pursuant to the Tender Offer and the Consent Solicitation. In addition, accrued and unpaid interest up to, but not including, the applicable settlement date of the Notes will be paid in cash on all validly tendered and accepted Notes.

The Tender Offer and the Consent Solicitation are scheduled to expire at 12:01 a.m., New York City time, on February 27, 2013, unless extended or earlier terminated (the “Expiration Time”). Tendered Notes may be withdrawn at any time prior to 11:59 p.m., New York City time, on February 11, 2013 (unless such deadline is extended) but not thereafter, except to the extent that Vector is required by law to provide additional withdrawal rights.

Subject to the terms and conditions described below, payment of the tender offer consideration and consent payment to holders who tendered Notes prior to the Consent Expiration Time will occur promptly after the Consent Expiration Time (the “Early Settlement Date”). Payment of the tender offer consideration to holders who tendered notes prior to the Expiration Time but after the Consent Expiration Time will occur promptly after the Expiration Time (the “Final Settlement Date”).

The consummation of the Tender Offer and the Consent Solicitation is conditioned upon, among other things, (i) Vector’s consummation of a debt financing transaction and its possession of additional funds sufficient to pay the tender offer consideration and consent payment, accrued and unpaid interest and all related fees and expenses with respect to all Notes (regardless of the amount of Notes tendered pursuant to the Tender Offer), (ii) the valid tender of Notes (which are not withdrawn) by holders of at least a majority of the aggregate principal amount of the outstanding Notes (excluding any Notes owned by Vector, any Guarantor or any of their respective affiliates), and (iii) the execution, delivery and effectiveness of the supplement to the Indenture, which will implement the Proposed Amendments. If any of the conditions is not satisfied, Vector may terminate the Tender Offer and the Consent Solicitation and return tendered Notes. Vector has the right to waive any of the foregoing conditions with respect to the Notes in whole or in part. In addition, Vector has the right, in its sole discretion, to terminate the Tender Offer and the Consent Solicitation at any time, subject to applicable law.

The purpose of the Tender Offer is for Vector to improve its financial position by acquiring any and all of its outstanding Notes, whether pursuant to the Tender Offer or in connection with any redemption of any Notes outstanding after the consummation of the Tender Offer and, together with the debt financing transaction to fund the Tender Offer, extend the maturity of certain of Vector’s indebtedness. The Consent Solicitation is intended to eliminate most of the covenants and certain events of default applicable to the Notes. On the Early Settlement Date or, if the Early Settlement Date does not occur, the Final Settlement Date, Vector intends to issue a notice of redemption and concurrently discharge its obligations under the Notes and the Indenture in accordance with the satisfaction and discharge provisions of the Indenture.

This announcement shall not constitute an offer to purchase or a solicitation of an offer to sell any securities. The complete terms and conditions of the Tender Offer and the Consent Solicitation are set forth in an Offer to Purchase and Consent Solicitation Statement, dated January 29, 2013, and the related Letter of Transmittal (the “Tender Offer Documents”) that are being sent to holders of the Notes. The Tender Offer and the Consent Solicitation are being made only through, and subject to the terms and conditions set forth in, the Tender Offer Documents and related materials.

Jefferies & Company, Inc. will act as Dealer Manager for the Tender Offer and as Solicitation Agent for the Consent Solicitation. Questions regarding the Tender Offer and the Consent Solicitation may be directed to Jefferies & Company, Inc. at (888) 708-5831 (toll-free) or at (203) 708-5831 (collect).

i-Deal LLC will act as the Information Agent and the Tender Agent for the Tender Offer and Consent Solicitation. Requests for the Tender Offer Documents may be directed to i-Deal LLC at (212) 849-3880 (for brokers and banks) or (888) 593-9546 (for all others).

None of Vector, its board of directors, the Guarantors, the trustee and the collateral agent for the Notes, the Information Agent, the Tender Agent, the Dealer Manager and the Solicitation Agent or any of their respective affiliates makes any recommendation as to whether holders should tender, or refrain from tendering, all or any portion of the principal amount of their Notes pursuant to the Tender Offer or deliver, or refrain from delivering, any consent to the Proposed Amendments pursuant to the Consent Solicitation.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as “anticipates”, “believes”, “estimates”, “expects”, “plans”, “intends” and similar expressions. These statements reflect the Company’s current beliefs and are based upon information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements.

All information set forth in this press release is as of January 29, 2013. Vector does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. Risk factors and uncertainties that may cause actual results to differ materially from expected results include, among others, our ability to successfully complete the Tender Offer and Consent Solicitation. Information about certain other potential factors that could affect our business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements are included from time to time in our filings with the SEC, including Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2011 and Part II, Item 1A “Risk Factors” of our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2012, June 30, 2012 and September 30, 2012.

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Vector Group is a holding company that indirectly owns Liggett Group LLC and Vector Tobacco Inc. and directly owns New Valley LLC.